UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 28, 2006

H&E Equipment Services, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51759	81-0553291
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11100 Mead Road, Suite 200, Baton Rouge, Louisiana		70816
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(225) 298-5200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 28, 2006, H&E Equipment Services, Inc. (the "Company") and its subsidiaries, as guarantors (the "Guarantors"), entered into a purchase agreement (the "Purchase Agreement") with the purchasers named therein (collectively, the "Initial Purchasers"), for the issuance and sale in a private offering of $250 million of 8⅜% Senior Notes due 2016 and related guarantees of the Guarantors (collectively, the "Notes"). Closing of the issuance and sale of the Notes is scheduled for August 4, 2006 and is subject to customary conditions contained in the Purchase Agreement.

The Purchase Agreement contains customary representations and warranties on the part of the Company. The Purchase Agreement also contains customary indemnification and contribution provisions whereby the Company and the Initial Purchasers, severally and not jointly, have agreed to indemnify each other against certain liabilities or to contribute to payments which they may be required to make in that respect.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Form 8−K (with respect to the Notes) is hereby incorporated by reference to this Item 2.03.

Item 8.01 Other Events.

On July 28, 2006, the Company issued a press release announcing that it has priced $250 million aggregate principal amount of the Notes. The press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act of 1933, as amended, and a copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Press Release by H&E Equipment Services, Inc., dated July 28, 2006, announcing pricing of the $250 million of 8⅜% Senior Notes due 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&E Equipment Services, Inc.

July 31, 2006	By:	/s/ Leslie Magee

Name: Leslie Magee
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release by H&E Equipment Services, Inc., dated July 28, 2006, announcing pricing of the $250 million of 8 3/8% Senior Notes due 2016.